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                                                                   Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements of Electric Fuel Corporation (Form S-3 and Form S-8) of our report dated February 19, 2001 with respect to the financial statements of I.E.S. Electronics Industries U.S.A., Inc. for the years ended December 31, 2000 and 1999 included in Electric Fuel Corporation's Current Report on Form 8-K/A dated May 8, 2003.


                                       /s/    Levine, Hughes & Mithuen, Inc.
                                       ----------------------------------------
                                               LEVINE, HUGHES & MITHUEN, INC.



Englewood, Colorado
May 8, 2003





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